UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 11, 2020

NOVAVAX, INC.

(Exact name of registrant as specified in charter)

Delaware	0-26770	22-2816046
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21 Firstfield Road

Gaithersburg, Maryland 20878

(Address of Principal Executive Offices, including Zip Code)

(240) 268-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

________________________________________________________

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 per share	NVAX	The Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 11, 2020, Novavax, Inc. (the “Company”) entered into an amendment (the “Amendment”) to its supply and license agreement (the “Supply and License Agreement”) with Serum Institute of India Private Limited (“SIIPL”), dated July 30, 2020, under which the Company had granted exclusive and non-exclusive licenses to SIIPL for the development, co-formulation, filling and finishing, registration and commercialization of its NVX-CoV2373 vaccine product for the SARS-CoV-2 virus (the “Product”).

Pursuant to the Amendment, the Company granted to SIIPL a non-exclusive license to manufacture the antigen drug substance component of the Product in SIIPL’s licensed territory solely for use in the manufacture of the Product under the Supply and License Agreement. SIIPL will continue to purchase all quantities of the Matrix-M™ adjuvant component of the Product from the Company.

The foregoing description of material terms of the Amendment does not purport to be complete and is qualified in its entirety by reference to such agreement, which will be filed with the Securities and Exchange Commission as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novavax, Inc.

Date: September 15, 2020	By:	/s/ John A. Herrmann III
	Name:	John A. Herrmann III
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary